Third Quarter 2026 Earnings Release Conference Call
October 28, 2026

Drew Konop – Terex Corporation – Vice President, Investor Relations

Good morning and welcome to the Terex Corporation (“Terex” or “Company”) third quarter 2026 earnings conference call. A copy of the press release and presentation slides is posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. We are joined today by Simon Meester, President and Chief Executive Officer, and Jennifer Kong, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by question and answer.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. These risks are described in greater detail in the earnings materials and in reports filed with the Securities and Exchange Commission. On this call, we will be discussing non-GAAP financial information, including adjusted figures that we believe are useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll hand it over to Simon.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer

Thanks, Drew. Good morning and thank you for joining us. Today I’ll cover our third quarter performance, the demand environment across our businesses and our updated full-year outlook. I’ll also discuss the process around the separation of the Aerials segment before Jenn takes you through the financial results in more detail. At a consolidated level, Terex delivered higher sales, adjusted EBITDA and cash flow in the third quarter versus prior year, while expanding margins and further strengthening the balance sheet. Sales of $2.2 billion increased approximately 12% year over year, and adjusted EBITDA of $286 million rose approximately 14% on a proforma basis. Materials Processing (“MP”) and Specialty Vehicles (“SV”) delivered strong performance, Aerials improved again sequentially, and Environmental Solutions (“ES”) continued investing in Utilities capacity to support rapidly growing customer demand. Consolidated earnings also increased sequentially despite slightly lower sales, demonstrating improving execution and earnings conversion. Order activity improved significantly during the quarter, with proforma orders up 53% year over year, and backlog reaching $7 billion. Bookings were higher in all four segments, and orders exceeded sales in MP, SV and ES. Consolidated book-to-bill was approximately 103%, which is greater than our typical seasonality, providing an optimistic forward outlook across the portfolio. SV continues to provide particularly good forward visibility, MP backlog reached a two-year high, and ES backlog increased from the second quarter. Jenn will cover the segment-level bookings and backlog trends in more detail later.

Turning to slide 4. The underlying demand drivers remain attractive across infrastructure, utilities, power and data centers, while municipal replacement demand supports fire and emergency equipment in the United States. Refuse collection vehicle demand is improving sequentially. U.S. commercial and residential construction remain below historical levels, but have largely stabilized, while Europe is mixed.

Turning to execution on slide 5. We are making progress integrating the expanded portfolio. With foundational work across all workstreams now completed, more of our attention is shifting toward value capture. The launch of our centralized procurement organization was an important next step. By coordinating sourcing across the enterprise, we can better leverage our scale, simplify the supply base, and reduce product complexity. These actions should support our synergy commitments and enhance earnings power over time. We are also applying a more consistent execution discipline across the company. As integration activities mature, our focus is increasingly shifting toward operational improvement opportunities. We are deploying proven operating practices, digital manufacturing tools, and standardized operating routines to improve throughput, productivity and quality. Early results are encouraging, and we see a growing synergy pipeline. As reflected in the results I outlined earlier, that operating discipline supported growth and margin expansion in MP and SV, as well as sequential improvement in Aerials. In ES, demand remains healthy, and we are expanding Utilities production capacity to support secular growth. As expected, the expansion created temporary ramp up inefficiencies that affected near-term profitability. The team, however, is making progress improving production flow, throughput and cost absorption, and we remain confident in the long-term opportunity to accelerate earnings. Alongside these operating initiatives, we continue to invest in our strongest businesses and brands through product development and innovation. Heil recently introduced its next generation automated side loader for residential refuse collection. It was designed to improve safety, efficiency and productivity while establishing a foundation for fully autonomous operation when paired with our 3rd Eye digital offering. Finlay also introduced Elektro, a new range of hybrid crushing equipment designed to reduce fuel consumption and operating costs while supporting more sustainable customer operations. Our commitment to product development is also receiving external recognition. Earlier this month, Genie’s next generation slab scissor lifts were named product of the year in the scissor lifts and vertical masts category, reflecting our continued focus on quality, productivity and total cost of ownership for customers. The third quarter also marked significant milestones for several of our brands, including the 60th anniversaries of Powerscreen and Genie and the 50th anniversary of Road Rescue ambulances. These milestones reflect decades of customer relationships, large installed bases and application expertise that support repeat purchases, aftermarket growth and enduring brand value. At the same time, we continue to simplify the portfolio and direct investment where we see the greatest long-term opportunity. The exits from Capacity and Laymor further reduce complexity and cyclicality and allow us to concentrate resources on businesses with stronger market positions and more attractive long-term returns. Combined with our cash generation, these actions preserve our capacity to return capital to shareholders. With that strategic and operating context, let me turn to our updated full-year outlook. Based on our third-quarter results and updated expectations, we are refining our full-year outlook. We now expect sales in the range of $8 billion to $8.2 billion, and adjusted proforma EBITDA of $930 million to $960 million, reflecting typical fourth quarter seasonality. The updated outlook reflects our current assumptions for fourth quarter demand, production, and costs. Looking beyond the near term, integration savings, operating improvements, and portfolio mix provide a foundation for sustainable earnings growth. Before turning it over to Jenn, I want to update you on the Aerials separation process. Since our last update, we have made good progress, advanced the carve out work, and moved from evaluating inbound interest to active engagement with multiple strategic counterparties. While the process continues, the team remains focused on serving customers, growing the business, and improving performance. Our priority is to achieve a successful outcome that reflects Genie’s strong brand, global footprint, and differentiated products and maximizes value for Terex shareholders. And given the active nature of the discussions, we will not comment on individual counterparties or establish a specific timeline. Across Terex, our focus remains straightforward: advance operating performance, realize the synergies of the transformed portfolio, and translate the strength of our brands and end markets into higher earnings and cash flow. With that, I will turn it over to Jenn to walk through the financials and our updated outlook in more detail.

Jennifer Kong-Picarello – Terex Corporation – Senior Vice President and Chief Financial Officer

Thank you, Simon, and good morning everyone. Let’s review our third quarter results, starting with consolidated performance on slide 6. Consolidated sales, including SV, were $2.2 billion, up $810 million, or 58%, as reported. On a proforma basis, excluding the sale of the Cranes and Midwest businesses, sales grew $229 million, or 11.6%, as growth in Aerials, MP and SV more than offset lower sales in ES. Adjusted EBITDA margin was 13.0%, compared with 12.8% on a proforma basis in the prior year. Adjusted EBITDA rose $35 million to $286 million, supported by higher sales, operational execution, and realized synergies, which more than offset year-over-year tariff and inflation headwinds. Adjusted diluted EPS was $1.50. Higher volume, synergies, and operational execution drove improved earnings, while working-capital efficiency supported stronger cash generation. As a percentage of sales, net working capital was 15.0%, compared to 18.1% a year ago on a proforma basis, primarily driven by lower inventory and the merger with REV Group. We generated $241 million of operating cash flow and $209 million of free cash flow during the quarter. Capital expenditures of $32 million included maintenance and growth investments aimed at increasing production at select sites, efficiency, and safety. Net debt at quarter-end was $2.2 billion, including $407 million of cash on hand, and net leverage was 2.3x net debt to 12-month adjusted EBITDA on a proforma basis. During the quarter we returned $91 million to shareholders, including $72 million of share repurchases and $19 million of regular cash dividends. In addition, we paid down $113 million of debt. Finally, the Board approved a new $500 million share repurchase authorization, adding to the $111 million remaining under our prior authorization as we exited the third quarter, for a total of $611 million capacity. The new program provides management flexibility to remain opportunistic within a balanced capital allocation framework.

Turning to segment performance, starting with ES on slide 7. ES sales decreased $35 million, or 8.0%, from the prior year, to $400 million. The decline was driven by industry channel adjustments in refuse collection vehicles, partially offset by healthy demand and higher shipments in Terex Utilities. Utilities sales benefited from expansion at the Birmingham facility, while Waukesha is transitioning from a service center to a full installation facility. The segment reported an adjusted EBITDA margin of 15.3%, down 390 basis points year over year. The decline was primarily due to the unfavorable mix from higher

Utilities sales, inefficiencies related to the Waukesha production ramp and lower-volume absorption in Environmental Solutions Group (“ESG”).

Moving to MP on slide 8. MP sales grew 11.3%, or $44 million, to $434 million, driven by healthy equipment utilization and demand, particularly for mobile crushers and screeners in the U.S., supported by infrastructure, data center, and other construction projects. Adjusted EBITDA margin expanded 530 basis points to 19.3%, driven by higher shipment volume, favorable mix, price cost discipline, and improved absorption related to higher production volumes.

Turning to SV on slide 9. SV sales rose $49 million, or 8.1%, to $657 million, driven by increased sales of fire apparatus and, to a lesser degree, recreational vehicles. SV adjusted EBITDA margin improved 300 basis points to 16.0% compared with last year, supported by favorable mix, operating efficiencies and price cost discipline, partially offset by inflationary pressures.

Turning to Aerials on slide 10. Aerials sales grew 32.0% year-over-year to $709 million, driven largely by national account demand in the U.S. associated with large infrastructure projects. Adjusted EBITDA margin was 8.7% in the quarter, down 180 basis points from the prior year, when tariff impacts were lower, but 300 basis points higher versus the second quarter, due to higher production volumes and cost-reduction actions. Mitigation actions were partially offset by unfavorable customer mix, tariffs, and other inflationary pressures.

Turning to bookings on slide 11. Consolidated third quarter bookings were $2.3 billion, up $781 million, or 53%, year-over-year on a proforma basis, with growth across all four segments. In addition, the bookings for all segments are trending up, providing us with an optimistic outlook for future demand. In ES, the timing of the bookings explain the modest sequential sales increase outlook for the fourth quarter. Segment bookings increased 14% year over year to $445 million, led by 36% growth in ESG, where bookings reached a seven quarter high as refuse collection vehicle orders improved for a second consecutive quarter. Utilities demand remains healthy, although production ramp up inefficiencies continue to limit near-term shipments. We are now seeing our full year sales outlook for the segment to be approximately flat year over year. In MP, broad based demand and a two-year high backlog support our existing full-year forecast. Third quarter bookings grew 41% on a proforma basis to $511 million, with gains across each vertical and a notable increase in concrete equipment orders. Backlog nearly doubled to $676 million, its highest level in two years, providing approximately five months of coverage. We continue to expect low-double digit sales growth for the year. In SV, demand remains healthy, while normal fourth quarter seasonality impacts sequential sales. Third quarter bookings rose 30% year over year to $665 million, with growth across all end markets. Notably, backlog grew even as throughput and sales increased approximately 8% versus the prior year, reflecting continued strong demand. To further shorten lead times and reduce backlog, we are expanding capacity in a measured way, with the first units from the newly expanded Brandon facility expected to ship in the fourth quarter. Fourth quarter sales are typically lower because of fewer inspection and delivery days around the holidays, and we expect the typical approximately 15% sequential decline. Our high-single digit full year sales growth outlook remains unchanged despite the impact of the Capacity/Laymor divestiture. Finally, in Aerials, large project orders and higher backlog support our full year sales outlook. Third quarter bookings rose 194% year over year to $646 million, primarily attributable to national customers serving large infrastructure projects. Backlog increased $455 million from the prior year to $852 million, supporting confidence in future demand. Based on year-to-date results and current bookings and backlog, we’re maintaining our prior outlook for low-double digit revenue growth which we approximate as mid-teens.

Now turn to slide 12 for our updated 2026 consolidated outlook. Our outlook incorporates the current portfolio, normal fourth quarter seasonality, the ES production ramp, tariffs, and overall inflationary environment. It excludes costs to achieve synergies, purchase accounting adjustments, and other non-recurring items. Today, we are refining our full-year outlook. We now expect 2026 proforma sales growth of approximately 8.0% at the midpoint, with sales ranging from $8.0 billion to $8.2 billion. Stronger year-to-date performance in MP and SV, together with realized synergies, is partially offset by lower near-term expectations in ES and fourth-quarter seasonality in Aerials. Proforma EBITDA is expected to grow approximately 10% year over year to a range between $930 million and $960 million, excluding Capacity/Laymor, representing an 11.7% EBITDA margin at the midpoint. Our EBITDA outlook includes approximately $28 million of realized synergies in line with our commitment at the beginning of the year. We anticipate interest and other expenses to be approximately $180 million, based on average debt outstanding of $2.6 billion. The effective tax rate for the full year is now 19%, benefiting from effective tax planning. This results in expected 2026 EPS of $4.80 to $5.00, including the typical seasonal stepdown in the fourth quarter. Finally, we are raising our free cash flow outlook to $360 million to $400 million for 2026, reflecting net working capital efficiency and an updated capital expenditure outlook of $145 million for the full year. With that, I’ll turn it back to Simon for his closing remarks.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer

Thanks, Jenn. The economic environment remains dynamic, with tariffs and inflation creating meaningful pressure across the industrial sector. Even so, we delivered on our third-quarter commitments. MP paired growth and margin expansion with a two-year high backlog, and SV executes strongly against healthy demand and backlog while tactically increasing capacity to reduce lead-times. In ES, increasing bookings and the Utilities capacity expansion create a path to better shipments, margins and cash generation. Our operational priorities are straightforward: execute our improvement plans, capture the benefits of integration, and convert strong demand into higher earnings and cash flow. Delivering on those priorities will create meaningful value for shareholders. I want to thank our team members for their work, our customers, dealers and suppliers for their partnership, and our shareholders for their continued engagement. And with that, we’ll turn the call over to the operator for questions.